Exhibit 99.1

FOR IMMEDIATE RELEASE

January 28, 2014

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reconfirms Long-Term Financial Goals and Executive Compensation Alignment

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 126-year-old IBERIABANK (www.iberiabank.com), reconfirmed to its investors the key financial goals that were articulated on October 26, 2011. The Company periodically confirms or recalibrates its strategic goals to provide guidance to the investment community and its shareholders regarding the strategic direction of the Company and its primary financial targets for the planning period.

Daryl G. Byrd, President and Chief Executive Officer of the Company commented, “Changes affecting the banking industry have been occurring at a fairly rapid pace and our Company has reacted accordingly. Evolving economic conditions and a changing regulatory environment highlight the need for effective long-range planning and flexible tactical execution. Over the last several years, we made significant investments in our fee income businesses and new markets, implemented robust risk management processes, and continue to make great strides in improving our operating efficiency and financial performance. At the same time, interest rates have fluctuated significantly, capital and liquidity requirements have changed, and compliance costs have increased dramatically. While we are pleased with our progress to date, we thought it appropriate to review our strategic goals and ensure our executive compensation programs align with our strategic direction, our enhanced focus on profitability, the current and anticipated regulatory and economic environment, and shareholder expectations.”

IBERIABANK Corporation Performance Compared to Peer Averages

		Average Over Period 2000-2013
Measure	Measurement Period	U.S. Publicly- Traded BHCs(1)	Publicly-Traded BHC Peers(2)	IBERIABANK Corporation
Total Asset Growth	Period-End CAGR	6.8%	9.4%	16.4%
Return on Average Assets	Annual Average	0.46%	0.98%	0.98%
Return on Average Tangible Common Equity	Annual Average	7.30%	14.16%	15.44%
Nonperforming Assets-to-Total Assets	Average of Year-Ends	1.65%	1.12%	0.59%
Net Charge-Offs-to-Average Loans	Annual Average	0.48%	0.56%	0.25%
Operating EPS Growth	Annual Average	18.1%	15.7%	19.5%
Tangible Book Value Per Share Growth (3)	Period-End CAGR	3.8%	6.6%	10.5%
Cumulative Shareholder Return (4)	Period-End Growth	139.9%	233.6%	690.3%

(1)	U.S. publicly-traded bank holding companies at year-end 2013. Does not include entities that failed or were acquired.
(2)	U.S. publicly-traded bank holding companies at year-end 2013 with total assets between $10 billion and $30 billion. Does not include entities that failed or were acquired.
(3)	Excludes bank holding companies with tangible book value per share less than zero at 12/31/13.
(4)	Assuming common stock price appreciation and the reinvestment of dividends since year-end 1999.

Since year-end 1999, the Company outperformed its peers in various measures of growth, risk, and financial performance. The Company strives to improve long-term shareholder returns by setting challenging long-term financial goals and tactically executing on those goals in consideration of the operating and regulatory environment. The Company confirmed the key long-term financial goals through 2016 are as follows:

•	Return on average tangible equity of 13%-17%. Measured on an operating basis by the fourth quarter of 2016.

•	Tangible efficiency ratio of 60% or less. Measured on an operating basis by the fourth quarter of 2016.

•	Asset quality measures in the top 10% of our peers. Measured as nonperforming assets as a percent of total assets and annualized net charge-off to average loans (in both cases excluding FDIC covered assets and acquired assets) throughout the period ending December 31, 2016.

•	Double-digit percentage growth in fully diluted earnings per share. Measured on an annual operating basis throughout the period ending in 2016.

In nearly each year since year-end 1999, the Company has experienced annual double-digit percentage growth in organic loans (defined as loans that were not acquired) and core deposits (defined as total deposits less time deposit accounts). The Company currently anticipates this growth to continue through the plan period and growth in organic loans and core deposits remain important operating targets for the Company.

To ensure consistent leadership focus and appropriate incentives in achieving the key long-term financial goals and improved operating performance, the Compensation Committee of the Board of Directors of the Company is redesigning the incentive programs for executive officers for 2014. The Committee has reported to the Board that it will place greater focus on pre-established performance objectives and targets which are intended to reward long-term shareholder value creation. In addition to having a greater portion of executive compensation based on performance metrics as opposed to time-based compensation, the program will also place greater focus on explicit quantitative measures to closely align with the path to improved performance and strategic goal attainment. The quantitative measures will be set annually by the Compensation Committee, based on targeted performance. The anticipated metrics, which will be set in February 2014, for senior executive officers for 2014 are as follows:

•	Balance sheet growth. Measured as year-over-year average asset growth over the planning period.

•	Return on average tangible equity. Measured on an operating basis over the planning period.

•	Fully diluted earnings per share. Measured on an annual operating basis over the planning period.

•	Asset quality-related metrics. Measured as annual net charge-offs to average loans and nonperforming assets to total assets over the planning period.

•	Total shareholder return. Evaluated compared to the KBW Regional Bank Index over the planning period.

The Compensation Committee maintains the authority and discretion to modify the specific metrics, the annual targets, and the appropriate vesting thresholds of long-term incentive awards.

In March 2013, on the recommendation of the Compensation Committee, the Board of Directors approved a Compensation Recovery Policy that provides for a claw-back of incentive-based compensation paid to certain executive officers based on certain conditions.

Additional details regarding the Company’s corporate governance policies, codes of ethics, and executive compensation philosophy and plans are available on the Company’s website, at www.iberiabank.com, and in the Company’s annual and periodic reports to the Securities and Exchange Commission, at www.sec.gov.

IBERIABANK Corporation

The Company is a financial holding company with 267 combined offices, including 172 bank branch offices and four loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 21 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 61 locations in 12 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $1.9 billion, based on the NASDAQ Global Select Market closing stock price on January 28, 2014.

The following 13 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Merion Capital Group

•	Oppenheimer & Co., Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Caution About Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger, the expected returns and other benefits of the proposed merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transaction and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements and there can be no assurances that: the proposed merger will close when expected, the expected returns and other benefits of the proposed merger to shareholders will be achieved, the expected operating efficiency will result, estimated expense reductions resulting from the transaction will occur as and when expected, the impact on tangible book value will be recovered or as expected or that the effect on the Company’s capital ratios will be as expected. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frame expected or at all, or may be more costly to achieve; that the merger transaction may not be timely completed, if at all; that prior to completion of the merger transaction or thereafter, the Company’s and Teche’s respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger transaction; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2012, and Form 10-Qs for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and other documents subsequently filed by the Company with the SEC and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Teche’s Form 10-K for the fiscal year ended September 30, 2013, and other documents subsequently filed by Teche with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor Teche undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this press release or any related documents, the Company and Teche claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This communication is being made in respect of the proposed merger transaction involving the Company and Teche. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of Teche. The Company also plans to file other documents with the SEC regarding the proposed merger transaction. Teche will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about the Company and Teche, will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the Company’s website (http://www.iberiabank.com), under the heading “Investor Information” and on Teche’s website at http://www.teche.com.

The Company and Teche, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Teche in respect of the proposed merger transaction. Information regarding the directors and executive officers of the Company is set forth in the definitive proxy statement for the Company’s 2013 annual meeting of shareholders, as filed with the SEC on April 12, 2013 and in Forms 3, 4 and 5 filed with the SEC by its officers and directors. Information regarding the directors and executive officers of Teche is set forth in the definitive proxy statement for Teche’s 2014 annual meeting of shareholders, as filed with the SEC on December 30, 2013 and in Forms 3, 4 and 5 filed with the SEC by its officers and directors. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available.

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